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Exhibit 10.15

AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Amendment No. 1 (the "Amendment") dated as of October 14, 2004 is between Bank of America, N.A. (the "Bank") and Southwest Water Company, a Delaware corporation (the "Borrower").

RECITALS

        A.    The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of July 7, 2004 (the "Agreement").

        B.    The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

        1.    Definitions.    Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2.    Amendments.    The Agreement is hereby amended as follows:

          2.1    A defined term is added to Section 1.01, to provide as follows:

      "'Additional Revolving Commitment Maturity Date'.    The earlier to occur of September 30, 2006 or the date of the closing of NMUI's (as defined hereinafter) placement of $12,000,000 of first mortgage bonds, currently anticipated to transpire by October 31, 2004."

          2.2    The defined term "Maturity Date," set forth in Section 1.01 is eliminated in its entirety, and is replaced with the following defined term, to be added to Section 1.01:

      "'Revolving Commitment Maturity Date': September 30, 2006."

          2.3    The defined term, "Maturity Date," is eliminated from Section 2.01(a), and is replaced, in both instances in which it appears, with the defined term, "Revolving Commitment Maturity Date."

            All other language in Section 2.01(a) remains unchanged.

          2.4    The defined term, "Maturity Date," is eliminated from Section 2.01(e), and is replaced with the defined term, "Revolving Commitment Maturity Date."

      All other language in Section 2.01(e) remains unchanged.

          2.5    The defined term, "Maturity Date," is eliminated from Section 2.02, and is replaced, in both instances in which it appears, with the defined term, "Revolving Commitment Maturity Date."

      All other language in Section 2.02 remains unchanged.

          2.6    The defined term, "Maturity Date," is eliminated from Section 2.06(a), and is replaced, in both instances in which it appears, with the defined term, "Additional Revolving Commitment Maturity Date."

      All other language in Section 2.06(a) remains unchanged.

          2.7    The defined term, "Maturity Date," is eliminated from Section 2.07, and is replaced, in both instances in which it appears, with the defined term, "Additional Revolving Commitment Maturity Date."

      All other language in Section 2.07 remains unchanged.

          2.8    The $20,000,000 Revolving Note attached as Exhibit A to the Agreement, and defined in Section 2.01(d) thereof, shall be replaced by the Amended Revolving Note attached as Exhibit 1 hereto.

          2.9    The $15,000,000 Revolving Note attached as Exhibit B to the Agreement, and defined in Section 2.06(d) thereof, shall be replaced by the Amended Additional Revolving Note attached as Exhibit 2 hereto.

          2.10    Section 6.01(i) is amended to add the following language at the conclusion thereof:

      "Notwithstanding the foregoing provisions of this Section 6.01(i), Borrower shall be permitted to utilize for its general corporate purposes, one hundred percent (100%) of the net proceeds of Suburban's $15,000,000 private placement of first mortgage bonds."

      All other language in Section 6.01(i) remains unchanged.

          2.11    Schedule 6.02(e) attached to the Agreement is replaced in its entirety with Amended Schedule 6.02(e), attached hereto as Exhibit 3.

          2.12    Section 6.02(e)(vi) is amended to add the following language at the conclusion thereof:

      "Notwithstanding the foregoing provisions of this Section 6.02(e)(vi), for the time period ending November 30, 2004 only, the sum of $40,500,000 identified in subsection (vi) of this Section 6.02(e), shall be increased to $44,500,000."

      All other language in Section 6.02(e)(vi) remains unchanged.

          2.13    Section 6.02(g)(ii) is amended to add the following language as the penultimate sentence thereof:

      "For fiscal year 2004 only, however, Borrower may make Permitted Acquisitions such that the aggregate consideration paid or payable by Borrower and its Subsidiaries in connection with all Permitted Acquisitions shall not exceed $10,200,000."

      All other language in Section 6.02(g)(ii) remains unchanged.

        3.    Representations and Warranties.    When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, and (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

        4.    Conditions.    This Amendment will be effective when the Bank receives in form and content acceptable to the Bank, this Amendment, duly executed by Borrower.

        5.    Effect of Amendment.    Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6.    Counterparts.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.		SOUTHWEST WATER COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ RICHARD SHIELDS
Name:	[ILLEGIBLE]	Name:	Approved: Richard Shields
Title:	SVP	Title:	Chief Financial Officer
Address:		Address:
Bank of America 675 Anton Boulevard, 2nd Floor Costa Mesa, California 92626 Attention: Jamie L. Freeman Title: Vice President Facsimile: (714) 850-6586		One Wilshire Building 624 S. Grand Avenue, Suite 2900 Los Angeles, California 90017 Attention: Richard J. Shields Chief Financial Officer Facsimile: (213) 929-1888

"EXHIBIT 3"

AMENDED SCHEDULE 6.02(c)—OTHER SECURED DEBT

Secured bank debt not to exceed $10,000,000, and other secured debt not to exceed $55,000,000.

EXHIBIT 1

AMENDED REVOLVING NOTE

$20,000,000	October 14, 2004

        FOR VALUE RECEIVED, the undersigned SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower") promises to pay to the order of BANK OF AMERICA, N.A. ("Bank") at its office at 675 Anton Boulevard, 2nd Floor, Costa Mesa, California 92626, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365- day year were used) at a rate per annum equal to the applicable LIBOR Rate plus one and one-quarter percent (1.25%) or the Prime Rate minus one-quarter of one percent (0.25%) with respect to all principal sums of less than Fifteen Million Dollars ($15,000,000). When the aggregate principal sums outstanding are equal to or greater than Fifteen Million Dollars ($15,000,000), the interest thereon shall be computed at a rate per annum equal to the applicable LIBOR Rate plus one and one-half percent (1.50%) or the Prime Rate with respect to the entire principal sums outstanding (to be computed on each advance from the date of its disbursement). When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the opening of business on the day specified in the public announcement of a change in Bank's Prime Rate. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and applicable LIBOR Rate Term thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.    DEFINITIONS:

        Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement referred to below. As used herein, the following terms shall have the meanings set forth after each:

          1.     "Agreement" means that certain Credit Agreement between Borrower and Bank dated as of October 6, 2003, as amended from time to time, including, without limitation, those terms relating to arbitration of disputes.

          2.     "Amended and Restated Credit Agreement" means that certain Amended and Restated Credit Agreement entered into between Borrower and Bank on or about July 7, 2004, as amended from time to time.

          3.     "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation, or for amounts bearing interest based on the LIBOR Rate, any Business Day is any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation on which dealings in Dollar deposits are conducted by and among banks in the Designated LIBOR Market.

          4.     "Designated LIBOR Market" means the regular established market located in London by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          5.     "Dollars" means United States of America dollars.

          6.     "LIBOR Rate" means the interest rate determined by the following formula, rounded upward, if necessary, to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Bank as of the first day of the interest period.)

LIBOR Rate =	LIBOR	Base	Rate

(1.00 - Reserve Percentage)

            (a)   "LIBOR Base Rate" means, with respect to any Revolving Loan to be made by Bank which is to bear interest in relation to the LIBOR Rate, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in Dollars are offered by Bank through its London Banking Center, London, Great Britain to prime banks in the Designated LIBOR Market on the first day of the applicable LIBOR Rate Term in an aggregate amount approximately equal to the amount of the Revolving Loan to be made by Bank and for a period of time comparable to the number of days in the applicable LIBOR Rate Term. The determination of the LIBOR Base Rate by Bank shall be conclusive in the absence of manifest error.

            (b)   "Reserve Percentage" means, with respect to any Revolving Loan to be made by Bank which is to bear interest in relation to the LIBOR Rate, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100 of one percent) in effect on the date the LIBOR Base Rate for the Revolving Loan is determined (whether or not such reserve percentage is applicable to Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the LIBOR Rate Term for such Revolving Loan. The determination by Bank of any applicable Reserve Percentage shall be conclusive in the absence of manifest error.

          7.     "LIBOR Rate Portion" means a portion of the principal amount outstanding under this Note which is bearing interest at a rate related to LIBOR. No LIBOR Rate Portion shall be less than Two Hundred Fifty Thousand Dollars ($250,000).

          8.     "LIBOR Rate Term" means a period commencing on a Business Day and continuing for one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no LIBOR Rate Term shall extend beyond the scheduled maturity date hereof. The last day of the interest period will be determined by Bank using the Designated LIBOR Market. If any LIBOR Rate Term would end on a day which is not a Business Day, then such LIBOR Rate Term shall be extended to the next succeeding Business Day.

          9.     "Prime Rate" means the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate.

B.    INTEREST:

        1.    Payment of Interest.    Interest accrued on this Note shall be payable on the fifteenth (15th) day of each month for the prior month or portion thereof, commencing June 15, 2004.

        2.    Selection of Interest Rate Options.    At any time any portion of this Note bears interest determined in relation to the LIBOR Rate, it may be continued by Borrower at the end of the LIBOR Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to the LIBOR Rate for a new LIBOR Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to the LIBOR Rate for a LIBOR Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each LIBOR Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable LIBOR Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, such notice is given to Bank prior to 10:00 a.m., California time, on the third Business Day prior to the commencement of the LIBOR Rate Term and, with respect to each Prime Rate selection, such notice is given to Bank prior to 11:00 a.m., California time, on the day of the requested advance. For each LIBOR option requested hereunder, Bank will quote the applicable LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the second Business Day prior to the LIBOR Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a re-determination by Bank of the applicable LIBOR Rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any LIBOR Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such LIBOR Rate Term applied.

        3.    Additional LIBOR Provisions.

          (a)   If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to the LIBOR Rate, subsequent to the end of the LIBOR Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

          (b)   If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on the LIBOR Rate, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the LIBOR Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such LIBOR Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (c)   If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

              (i)  subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes, in the rate of tax on the overall net income of Bank); or

             (ii)  impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of advances or loans by, or any other acquisition of funds by any office of Bank; or

            (iii)  impose on Bank any other condition; and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (d)   Bank will have no obligation to accept an election of Borrower for the LIBOR option if any of the following described events has occurred and is continuing:

              (i)  Dollar deposits in the principal amount, and for periods equal to the LIBOR Rate Term, of any Revolving Loan which bears interest in relation to the LIBOR Rate are not available in the Designated LIBOR Market; or

             (ii)  an Event of Default has occurred and is continuing; or

            (iii)  the LIBOR Rate does not accurately reflect the cost of any Revolving Loan which bears interest in relation to the LIBOR Rate.

        4.    Default Interest.    During the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) equal to two percent (2.00%) above the rate of interest from time to time applicable to this Note (the "Default Rate").

C.    BORROWING AND REPAYMENT:

        1.    Loan and Repayment.    Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and re-borrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note, including the Amended and Restated Credit Agreement; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on the "Revolving Commitment Maturity Date" (as defined in the Amended and Restated Credit Agreement as amended from time to time.)

        2.    Advances.    Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Richard Shields, who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

        3.    Application of Payments.    Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. Unless instructed otherwise by Borrower, all payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to the LIBOR Rate, with such payments applied to the oldest LIBOR Rate Term first.

        4.    Prepayment.

          (a)    Prime Rate.    Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

          (b)    LIBOR.    Each prepayment of a LIBOR Rate Portion shall be not less than $250,000 and shall be in an integral multiple of $100,000, and Bank shall have received notice of each such prepayment on the date that is five (5) Business Days before the date of such prepayment (which notice shall identify the date and amount of the prepayment). Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment on a date earlier than the last day of the applicable LIBOR Rate Term. The prepayment fee shall be equal to the amount (if any) by which:

              (i)  the additional interest which would have been payable during the applicable LIBOR Rate Term on the amount prepaid had it not been prepaid, exceeds

             (ii)  the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Bank for a period starting on the date on which it was prepaid and ending on the last day of the applicable LIBOR Rate Term.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.    EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of the Amended and Restated Credit Agreement. Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Amended and Restated Credit Agreement, shall constitute an "Event of Default" under this Note.

E.    MISCELLANEOUS:

        1.    Remedies.    Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, without notice upon the occurrence of an Event of Default pursuant to Section 7.01(g) of the Amended and Restated Credit Agreement, and with notice upon the occurrence of any other

Event of Default, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

        2.    Obligations Joint and Several.    Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        3.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

"Borrower"
SOUTHWEST WATER COMPANY, a Delaware corporation

By:	/s/ RICHARD SHIELDS
Name:	Approved: Richard Shields
Title:	Chief Financial Officer

EXHIBIT 2

AMENDED ADDITIONAL REVOLVING NOTE

$15,000,000	October 14, 2004

        FOR VALUE RECEIVED, the undersigned SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower") promises to pay to the order of BANK OF AMERICA, N.A. ("Bank") at its office at 675 Anton Boulevard, 2nd Floor, Costa Mesa, California 92626, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) at a rate per annum equal to the applicable LIBOR Rate plus two and one-half percent (2.5%) or the Prime Rate. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the opening of business on the day specified in the public announcement of a change in Bank's Prime Rate. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and applicable LIBOR Rate Term thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.    DEFINITIONS:

        Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement referred to below. As used herein, the following terms shall have the meanings set forth after each:

          1.     "Amended and Restated Credit Agreement" means that certain Amended and Restated Credit Agreement entered into between Borrower and Bank on or about July 7, 2004, as amended from time to time.

          2.     "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation, or for amounts bearing interest based on the LIBOR Rate, any Business Day is any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation on which dealings in Dollar deposits are conducted by and among banks in the Designated LIBOR Market.

          3.     "Designated LIBOR Market" means the regular established market located in London by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          4.     "Dollars" means United States of America dollars.

          5.     "LIBOR Rate" means the interest rate determined by the following formula, rounded upward, if necessary, to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Bank as of the first day of the interest period.)

LIBOR Rate =	LIBOR	Base	Rate

(1.00 - Reserve Percentage)

            (a)   "LIBOR Base Rate" means, with respect to any Additional Revolving Loan to be made by Bank which is to bear interest in relation to the LIBOR Rate, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in Dollars are offered by Bank through its London Banking Center, London, Great Britain to prime banks in the Designated LIBOR Market on the first day of the applicable LIBOR Rate

    Term in an aggregate amount approximately equal to the amount of the Revolving Loan to be made by Bank and for a period of time comparable to the number of days in the applicable LIBOR Rate Term. The determination of the LIBOR Base Rate by Bank shall be conclusive in the absence of manifest error.

            (b)   "Reserve Percentage" means, with respect to any Additional Revolving Loan to be made by Bank which is to bear interest in relation to the LIBOR Rate, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100 of one percent) in effect on the date the LIBOR Base Rate for the Revolving Loan is determined (whether or not such reserve percentage is applicable to Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the LIBOR Rate Term for such Revolving Loan. The determination by Bank of any applicable Reserve Percentage shall be conclusive in the absence of manifest error.

          6.     "LIBOR Rate Portion" means a portion of the principal amount outstanding under this Note which is bearing interest at a rate related to LIBOR. No LIBOR Rate Portion shall be less than Two Hundred Fifty Thousand Dollars ($250,000).

          7.     "LIBOR Rate Term" means a period commencing on a Business Day and continuing for one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no LIBOR Rate Term shall extend beyond the scheduled maturity date hereof. The last day of the interest period will be determined by Bank using the Designated LIBOR Market. If any LIBOR Rate Term would end on a day which is not a Business Day, then such LIBOR Rate Term shall be extended to the next succeeding Business Day.

          8.     "Prime Rate" means the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate.

B.    INTEREST:

        1.    Payment of Interest.    Interest accrued on this Note shall be payable on the fifteenth (15th) day of each month for the prior month or portion thereof, commencing August 15, 2004.

        2.    Selection of Interest Rate Options.    At any time any portion of this Note bears interest determined in relation to the LIBOR Rate, it may be continued by Borrower at the end of the LIBOR Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to the LIBOR Rate for a new LIBOR Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to the LIBOR Rate for a LIBOR Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each LIBOR Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable LIBOR Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, such notice is given to Bank prior to 10:00 a.m., California time, on the third Business Day prior to the commencement of the LIBOR Rate Term and, with respect to each Prime Rate selection, such notice is given to Bank prior to 11:00 a.m., California time, on the day of the requested advance. For each LIBOR option requested hereunder, Bank will quote the applicable LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the second Business Day prior to the LIBOR Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a re-determination by Bank of the applicable LIBOR Rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any LIBOR Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such LIBOR Rate Term applied.

        3.    Additional LIBOR Provisions.

          (a)   If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to the LIBOR Rate, subsequent to the end of the LIBOR Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

          (b)   If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on the LIBOR Rate, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the LIBOR Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such LIBOR Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (c)   If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

              (i)  subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

             (ii)  impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of advances or loans by, or any other acquisition of funds by any office of Bank; or

            (iii)  impose on Bank any other condition; and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (d)   Bank will have no obligation to accept an election of Borrower for the LIBOR option if any of the following described events has occurred and is continuing:

              (i)  Dollar deposits in the principal amount, and for periods equal to the LIBOR Rate Term, of any Revolving Loan which bears interest in relation to the LIBOR Rate are not available in the Designated LIBOR Market; or

             (ii)  an Event of Default has occurred and is continuing; or

            (iii)  the LIBOR Rate does not accurately reflect the cost of any Revolving Loan which bears interest in relation to the LIBOR Rate.

        4.    Default Interest.    During the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) equal to two percent (2.00%) above the rate of interest from time to time applicable to this Note (the "Default Rate").

C.    BORROWING AND REPAYMENT:

        1.    Loan and Repayment.    Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and re-borrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note, including the Amended and Restated Credit Agreement; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on the "Additional Revolving Commitment Maturity Date" (as defined in the Amended and Restated Credit Agreement as amended from time to time.)

        2.    Advances.    Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Richard Shields, who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

        3.    Application of Payments.    Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. Unless instructed otherwise by Borrower, all payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to the LIBOR Rate, with such payments applied to the oldest LIBOR Rate Term first.

        4.    Prepayment.

          (a)    Prime Rate.    Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

          (b)    LIBOR.    Each prepayment of a LIBOR Rate Portion shall be not less than $250,000 and shall be in an integral multiple of $100,000, and Bank shall have received notice of each such prepayment on the date that is five (5) Business Days before the date of such prepayment (which notice shall identify the date and amount of the prepayment). Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment on a date earlier than the last day of the applicable LIBOR Rate Term. The prepayment fee shall be equal to the amount (if any) by which:

              (i)  the additional interest which would have been payable during the applicable LIBOR Rate Term on the amount prepaid had it not been prepaid, exceeds

             (ii)  the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Bank for a period starting on the date on which it was prepaid and ending on the last day of the applicable LIBOR Rate Term.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.    EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of the Amended and Restated Credit Agreement. Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Amended and Restated Credit Agreement, shall constitute an "Event of Default" under this Note.

E.    MISCELLANEOUS:

        1.    Remedies.    Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, without notice upon the occurrence of an Event of Default pursuant to Section 7.01(g) of the Amended and Restated Credit Agreement, and with notice upon the occurrence of any other Event of Default, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

        2.    Obligations Joint and Several.    Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        3.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

"Borrower"
SOUTHWEST WATER COMPANY, a Delaware corporation

By:	/s/ RICHARD SHIELDS
Name:	Approved: Richard Shields
Title:	Chief Financial Officer

ACKNOWLEDGMENT REGARDING INTERCREDITOR AND PLEDGE AGREEMENTS

        The undersigned, in its capacity as a party to each of (i) the Intercreditor Agreement, dated as of July 14, 2004, by and among the undersigned, Union Bank of California, N.A. and Union Bank of California, N.A., as Collateral Agent (the "Intercreditor Agreement"), and (ii) the Pledge and Collateral Agency Agreement, dated as of July 14, 2004, by and among Southwest Water Company, the undersigned, Union Bank of California, N.A. and Union Bank of California, N.A., as Collateral Agent (the "Pledge Agreement"), hereby acknowledges and consents to the waivers and modifications to the Credit Agreement contained in the attached Waiver and Amendment and agrees that both the Intercreditor Agreement and the Pledge Agreement shall remain in full force and effect notwithstanding the Waiver and Amendment.

BANK OF AMERICA, N.A.

By:	/s/ ANNA C. RUIZ Anna C. Ruiz Vice President

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AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT 1
  EXHIBIT 2